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EXHIBIT 11 - COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE


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                                                                 THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                      JUNE 30,                              JUNE 30,
                                                             --------------------------           ---------------------------
                                                                1998            1997                 1998             1997
                                                             ----------      ----------           ----------       ----------
  Net income
    (used in basic EPS computation)                          $  224,231      $  311,675           $  528,566       $  501,310

  Adjustments to net income per
    assumed effect of dilutive securities:

      Interest on convertible notes, net of tax effect           48,120          70,423              111,951          140,846
                                                             ----------      ----------           ----------       ----------

  Adjusted earnings for diluted earnings per
    share computation                                        $  272,351      $  382,098           $  640,517       $  642,156
                                                             ==========      ==========           ==========       ==========


  Weighted average number of shares
    outstanding for calculating basic earnings
    per share                                                 1,690,479       1,357,222            1,553,870        1,357,222

  Effect of dilutive securities:
    Options and warrants                                         82,118             /(1)/            194,228              /(1)/
    Convertible notes                                           393,757         442,339              406,097          442,339
                                                             ----------      ----------           ----------       ----------

  Weighted average number of shares
    outstanding for calculation of diluted
    earnings per share                                        2,166,354       1,799,561            2,154,195        1,799,561
                                                             ==========      ==========           ==========       ==========

  Basic earnings per share                                   $     0.13      $     0.23           $     0.34       $     0.37
                                                             ==========      ==========           ==========       ==========

  Diluted earnings per share                                 $     0.13      $     0.21           $     0.30       $     0.36
                                                             ==========      ==========           ==========       ==========

/(1)/  Anti-dilutive
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